UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 10, 2020

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit and Finance Committee (the “Audit Committee”) of the Board of Directors of Unisys Corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the year ended December 31, 2020. The Audit Committee invited several independent registered public accounting firms to participate in this process, including KPMG LLP (“KPMG”), which audited the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 10, 2020, after reviewing proposals from the independent registered public accounting firms that participated in the process, the Audit Committee made the decision to change the Company’s independent registered public accounting firm and the Company dismissed KPMG as its independent registered public accounting firm.

The reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018 contained separate paragraphs stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases effective January 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)” and “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue recognition effective January 1, 2018 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).”

During the Company’s two most recent years ended December 31, 2019 and 2018, and from January 1, 2020 through March 10, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the consolidated financial statements for such years. During the years ended December 31, 2018 and 2019, and from January 1, 2020 through March 10, 2020, there have been no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

During the audit for the year ended December 31, 2017, a material weakness in internal control over financial reporting was identified relating to risk assessment procedures over Technology revenue. This material weakness was disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and was disclosed by the Company as remediated in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not KPMG agrees with the statements related to them made by the Company in this report. A copy of KPMG’s letter, dated March 12, 2020, is attached as Exhibit 16 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On March 10, 2020, the Audit Committee made the decision to engage PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2020, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. During the fiscal years ended December 31, 2019 or 2018, and from January 1, 2020 through March 10, 2020, neither the Company nor anyone on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Exhibits

(d)	The following exhibit is being furnished herewith:

Exhibit No.	Description
16	Letter dated March 12, 2020 to the Securities and Exchange Commission from KPMG LLP.

EXHIBIT INDEX

Exhibit No.	Description
16	Letter dated March 12, 2020 to the Securities and Exchange Commission from KPMG LLP.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: March 13, 2020	By:	/s/ Michael M. Thomson
Michael M. Thomson
Senior Vice President and Chief Financial Officer